Exhibit 10
STOCK PURCHASE AGREEMENT
STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of February 1, 2022, by and among RDIF Investment Management-28 LLC, a limited liability company organised under the laws of the Russian Federation, having its registered address at workplace 7.43, room 3, premises 1, 8 bld. 1 Presnenskaya embankment 8, building 1, 7th floor, 123112 Moscow, Russian Federation ("Shareholder 1"), Co-Investment Partnership I L.P., a limited partnership incorporated under the laws of the Cayman Islands, with its registered office at 2nd Floor, The Grand Pavillion Commercial Centre, 802 West Bay Road, P.O. Box 10338, Grand Cayman KY1-1003, Cayman Islands ("Shareholder 2"), Co-Investment Partnership II C.V., a limited partnership (comanditaire venootschaap), having its seat in Amsterdam, its address at 1101 BA Amsterdam, the Netherlands, Hoogoorddreef 15, represented by its General Partner RS Capital Limited, an Abu Dhabi private company limited by shares (company number 000001228), with its registered office at Office 2, Floor 6, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates (the "General Partner") ("Shareholder 3" and collectively with Shareholder 1 and Shareholder 2, the "Sellers" and each individually, a “Seller”), and Titan International, Inc., a Delaware corporation (the “Company” and together with Sellers, the “Parties”).
WHEREAS, each Seller acquired the number of shares of restricted common stock of the Company, par value U.S. $0.0001 per share (the “Transferred Shares”) in the amounts set forth on Exhibit A hereto on December 17, 2021 pursuant to that certain Transaction Agreement, by and among the Parties.
WHEREAS, Sellers have agreed to sell the Transferred Shares to the Company, and the Company has agreed to purchase the Transferred Shares from Sellers, for an aggregate purchase price of U.S. $25,000,000 (the “Purchase Price”), with each Seller receiving the amount set forth on Exhibit A hereto.
NOW THEREFORE, in consideration of the foregoing, Sellers and the Company agree and acknowledge as follows:

1. Purchase and Sale of the Transferred Shares. Each Seller, severally and not jointly, and the Company hereby agree that, on the Sale Closing Date (as defined in Section 2), each Seller shall sell and convey to the Company, and the Company shall purchase and acquire from each Seller, all of the Transferred Shares set forth on Exhibit A hereto, including all of each Seller’s right, title and interest therein and thereto), free and clear of any mortgages, liens, pledges, charges, security interests, title retention agreements, options, or equity or other adverse claims (“Encumbrances”), in exchange for the Purchase Price.
2. Closing. Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the “Sale Closing”) shall take place on the date hereof (the “Sale Closing Date”). The Closing shall take place at the offices of Katten Muchin Rosenman LLP, 525 West Monroe St., Chicago, Illinois 60661, or at such other place as the Parties may agree in writing. At the Sale Closing, (a) each Seller shall deliver and convey to the Company all of the Transferred Shares in the amounts set forth on Exhibit A hereto, including all of each Seller’s right, title and interest therein and thereto), together with such other documents or instruments of conveyance or transfer as may be necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Transferred Shares, free and clear of all Encumbrances, and (b) the Company shall pay the Payment Amount (as defined in Section 3) in the amounts set forth on Exhibit A hereto to each Seller.
3. Consideration for the Purchase of the Transferred Shares. On the Sale Closing Date, upon delivery by Sellers of the Transferred Shares to the Company, the Company shall pay each Seller the Purchase Price in the amounts set forth on Exhibit A hereto, by wire of immediately available funds to accounts specified by each Seller.
4. Sellers’ Warranties. Each Seller severally, and not jointly, hereby represent and warrant to the Company, as to itself, that:
4.1 Authorization; Enforcement. This Agreement has been executed and delivered by such Seller and is a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms.
4.2 Title. Each Seller has good and valid title to the Transferred Shares set forth on Exhibit A hereto opposite its name and has not entered into any arrangement or agreement to transfer, assign or otherwise subject such Transferred Shares to any Encumbrances in any manner. Upon the consummation of the transactions contemplated hereby, the Company shall have good and valid title to such Seller’s Transferred Shares free and clear of any Encumbrances other than those provided for by applicable securities Laws.
4.3 No Conflicts. The execution and delivery of this Agreement by each Seller, the performance by each Seller of its obligations hereunder, and the consummation by each Seller of the transactions contemplated hereby will not conflict with, or constitute a breach under any federal, state or local law, statute, ordinance, order, code, rule or regulation promulgated or issued by any governmental entity, court, tribunal, arbitrator, authority, agency, commission, department, board, bureau, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising similar powers or authority (collectively, “Laws”).
4.4 Non-Reliance. Each Seller is not relying on any statements or information from the Company concerning the Company, its business affairs or financial condition, other than as expressly set forth herein. The Company has not given any Seller any investment advice or rendered any opinion to any Seller as to whether the transactions contemplated hereby are prudent or suitable. Each Seller acknowledges that it has independently and without reliance upon the Company, and based upon such information as each Seller has deemed appropriate, made its own analysis and decision to engage in the transactions contemplated hereby and to enter into this Agreement. Each Seller is not relying on the Company or any of its legal counsels or advisors with respect to legal matters or tax treatment associated with this Agreement and the transactions contemplated hereby.
5. The Company’s Warranties. The Company warrants to Sellers that: (i) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; (ii) the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby will not conflict with, or constitute a breach of applicable Law; and (iii) the Company has sufficient immediately available funds and assets to carry out its obligations under this Agreement, including the payment of the Purchase Price on the terms specified herein.
6. Further Assurances and Agreements. Each Party shall use its reasonable best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
7. Governing Law; Jurisdiction. This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of, or in any way in connection with, it or its subject matter or formation (including non-contractual disputes or claims)) shall be governed by and construed in accordance with the law of England. The Parties irrevocably agree that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings and/or to settle any dispute or claim that arises out of or in any way in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims) and, for these purposes, each Party irrevocably submits to the exclusive jurisdiction of the courts of England. Each Party waives (and agrees not to raise) any objection, whether on the ground of inconvenient forum or venue or on any other ground, which it might have to the bringing of proceedings in such courts.
8. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile, e-mail delivery of a .pdf, .tiff, JPEG or similar file, or other electronic transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature transmitted by facsimile, e-mail delivery of a .pdf, .tiff, JPEG or similar file, or other electronic transmission, were an original thereof. No Party shall raise the use of a facsimile machine, e-mail or other electronic transmission to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine, e-mail or other electronic transmission as a defense to the formation or enforceability of a contract, and each Party forever waives any such defense.
9. Successors and Assigns. This Agreement shall be binding upon the Parties and their successors and assigns and may be amended or terminated only by a writing signed by the Company and Seller with respect to the Seller.
10. Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Agreement shall be by way of example rather than limitation.
11. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.
13. Complete Agreement. This Agreement represents the final agreement of the Company and Sellers with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the Parties.
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IN WITNESS WHEREOF, Sellers and the Company have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

SELLERS:

RDIF Investment Management-28 LLC Ьу Tatiana Shustova, being а person who, under the laws of the Russian Federation, is acting under the authority of the company.	) ) /s/ Tatiana Shustova …… ) Tatiana Shustova ……

Co-Investment Partnership I L.P. by Phivos Pelides for Themis Directors Limited, being a person who, under the laws of the Cayman Islands, is acting under the authority of the company.	) ) /s/ Phivos Pelides ) Phivos Pelides for Themis ) Directors Limited

RS Capital Limited as the General Partner of Co-Investment Partnership II C.V., represented by Howard Peter Snell being a person who, under the laws of the Netherlands, is acting under the authority of the company.

COMPANY:
) ) /s/ Howard Peter Snell ) Howard Peter Snell
Titan International, Inc. by Paul G. Reitz, Pres/CEO, being a person who, under the laws of the United States of America, is acting under the authority of the company.	) ) /s/ Paul G. Reitz Paul G. Reitz

Exhibit A

Seller Information	Number of Shares of Common Stock	Purchase Price
RDIF Investment Management-28 LLC	3,804,033	$23,584,999
Co-Investment Partnership I L.P.	190,323	$1,180,002
Co-Investment Partnership II C.V.	37,903	$234,999